Exhibit 7

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Orange under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of American Depositary Shares evidenced by American Depositary Receipts (the “ADSs”). Such ADSs will be registered on a registration statement on Form F-6 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ramon FERNANDEZ, Jérôme BERGER, Christophe EOUZAN and Patrice LAMBERT DE DIESBACH, and each of them severally, his true and lawful attorney- or attorneys-in-fact, with full power of substitution and re-substitution to sign in his name, place and stead in any and all capacities, the Registration Statement, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file any of the same with the SEC. Each of said attorneys-in-fact shall have power to act with or without the other, and shall have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer, director or representative of the Registrant might or could do in person.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities as of June 1, 2017.

Name and Signature	Title

/s/ Stephane Richard
Stephane Richard	Chairman and Chief Executive Officer

/s/ Ramon Fernandez
Ramon Fernandez	Chief Executive Officer Delegate, Finance and Strategy (Chief Financial Officer)

/s/ Christophe Eouzan
Christophe Eouzan	Principal Accounting Officer

Daniel Bertho	Director

/s/ Alexandre Bompard
Alexandre Bompard	Director

Ghislaine Coinaud	Director

/s/ Nicolas Dufourcq
Bpifrance Participations	Director
By: Nicolas Dufourcq
Title: Chairman & CEO, Permanent representative

/s/ José-Luis Duràn
José-Luis Duràn	Director

/s/ Charles-Henri Filippi
Charles-Henri Filippi	Director

Daniel Guillot	Director

/s/ Helle Kristoffersen
Helle Kristoffersen	Director

/s/ Anne Lange
Anne Lange	Director

Hélène Marcy	Director

/s/ Lucie Muniesa
Lucie Muniesa	Director

/s/ Bernard Ramanantsoa
Bernard Ramanantsoa	Director

/s/ Mouna Sepehri
Mouna Sepehri	Director

/s/ Jean-Michel Severino
Jean-Michel Severino	Director

Authorized Representative in the United States:

/s/ Johan Van den Cruijce
Orange Participations U.S. Inc.
By: Johan Van den Cruijce
Title: President, Orange Participations U.S. Inc.